                           21 SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                            [X]
Filed by a Party other than the Registrant         [ ]

Check the appropriate box:
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     14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Coulter Pharmaceutical, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]  No fee required.
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

                          COULTER PHARMACEUTICAL, INC.
                             550 CALIFORNIA AVENUE
                          PALO ALTO, CALIFORNIA 94306

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 1998

TO THE STOCKHOLDERS OF COULTER PHARMACEUTICAL, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Coulter Pharmaceutical, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 22, 1998 at 10:00 a.m. local time at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301 for the following purpose:

     1. To elect directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

     2. To approve the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,400,000 shares.

     3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 9, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors


                                          James C. Kitch
                                          Secretary

Palo Alto, California
April 17, 1998

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          COULTER PHARMACEUTICAL, INC.
                             550 CALIFORNIA AVENUE
                          PALO ALTO, CALIFORNIA 94306
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Coulter Pharmaceutical, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 22, 1998, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301. The Company intends to mail this proxy statement and accompanying proxy card on or about April 17, 1998, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 9, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 9, 1998 the Company had outstanding and entitled to vote 13,630,528 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 550 California Avenue, Palo Alto, California 94306, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than December 31, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are eight (8) nominees for the eight (8) Board positions presently authorized in the Company's By-laws. Each director to be elected will hold office until the next annual meeting of stockholders and until his/her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight (8) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                 NAME                    AGE           POSITION HELD WITH THE COMPANY
                 ----                    ---           ------------------------------
Michael F. Bigham......................  40     President, Chief Executive Officer and
                                                Director
Arnold Oronsky, Ph.D. .................  57     Chairman of the Board
Brian G. Atwood........................  45     Director
Joseph R. Coulter, III.................  38     Director
Donald L. Lucas........................  68     Director
Robert Momsen..........................  51     Director
George J. Sella, Jr....................  69     Director
Sue Van................................  51     Director

     Michael F. Bigham has served as President, Chief Executive Officer and a director of the Company since July 1996. During June 1996, Mr. Bigham provided consulting services to the Company. Mr. Bigham served as Executive Vice President of Operations from April 1994 to June 1996 and Chief Financial Officer from April 1989 to June 1996 at Gilead Sciences, Inc., a biotechnology company. While at Gilead, he also served as Vice President of Corporate Development from July 1988 to March 1992. Mr. Bigham was Co-head of Healthcare Investment Banking for Hambrecht & Quist LLC, an investment banking firm where he was employed from 1984 to 1988. Mr. Bigham is a member of the Board of Directors of Datron Systems, Inc., a publicly-held electronics company, LJL BioSystems, Inc., a publicly-held scientific instrumentation company and two privately-held companies.

     Arnold Oronsky, Ph.D. has served as Chairman of the Board of Directors of the Company since its inception in February 1995. From February 1995 to July 1996, Dr. Oronsky also served as President and Chief Executive Officer of the Company. Since March 1994, Dr. Oronsky has been a general partner at InterWest Partners, a private venture capital firm. From February 1997 to December 1997, Dr. Oronsky served as

President and Chief Executive Officer at Coulter Cellular Therapies, a private biotechnology company, and is currently Chairman of the Board. Since December 1996, Dr. Oronsky has been Chief Executive Officer and a member of the board at Dynavax, a private biotechnology company. From 1984 to 1994, Dr. Oronsky served as Vice President for Discovery Research at Lederle Laboratories, a pharmaceutical division of American Cyanamid, Inc. Dr. Oronsky has won numerous grants and awards and has published over 125 scientific articles. Since 1988, Dr. Oronsky has served as a senior lecturer in the Department of Medicine at John Hopkins Medical School. Dr. Oronsky is a member of the Board of Directors of Corixa Corp., a publicly held biotechnology company.

     Brian Atwood has served as a director of the Company since April 1996. From March to December 1995, Mr. Atwood was a consultant on business development to the Company. Since October 1997, Mr. Atwood has been a General Partner of Brentwood Venture Capital, a private venture capital firm, and since November 1995 he served as a Venture Partner at the firm. He was a founder and served as President and Chief Executive Officer from December 1993 to May 1995 and Vice President, Operations from July 1988 to November 1993 of Glycomed Incorporated, a company dedicated to the discovery and development of novel drugs based on complex carbohydrates. From January 1986 to June 1987, Mr. Atwood was a Director at Perkin-Elmer/Cetus Instrument Systems, a joint venture formed by Perkin-Elmer Corp. and Cetus Corporation, where he oversaw the development and launch of three biotechnology instrument research systems. Mr. Atwood curently serves as Chairman of one privately held company.

     Joseph R. Coulter, III has served as a director of the Company since December 1996. Mr. Coulter was employed by Coulter Corporation until December 1997. Coulter Corporation was acquired by Beckman Instruments in October 1997. During his 18 years at Coulter Corporation, Mr. Coulter was most recently a director of Coulter Corporation, Executive Vice President, Director of Information Systems, and Program Manager for Research and Development. Mr. Coulter also serves as an officer of a privately held resort in the Florida Keys.

     Donald L. Lucas has served as a director of the Company since April 1996. Since 1967, Mr. Lucas has been actively engaged in venture capital activities as a private individual. Mr. Lucas currently serves as a director of Cadence Design Systems, Inc., Macromedia, Inc., Oracle Corporation, Transcend Services, Inc. and Tricord Systems, Inc.

     Robert Momsen has served as a director of the Company since its inception in February 1995. Since August 1982, Mr. Momsen has been a General Partner at InterWest Partners, a private venture capital firm. From 1977 to 1981, Mr. Momsen served as General Manager and Chief Financial Officer of Life Instruments Corporation, a medical diagnostic imaging company that he co-founded. Mr. Momsen currently serves as a director of ArthroCare Corp., COR Therapeutics, Inc., Innovasive Devices, Inc., Integ, Inc., Urologix, Inc. and ProGenitor, Inc. Mr. Momsen also serves as a director of five private companies.

     George J. Sella, Jr. has served as a director of the Company since December 1996. From January 1983 to his retirement in April 1993, Mr. Sella served as Chief Executive Officer of American Cyanamid Company, a chemical, agricultural and medical products company. From September 1979 to January 1991, Mr. Sella served as President of American Cyanamid. From May 1984 to April 1993, he served as Chairman of the Board of Directors of American Cyanamid. Mr. Sella currently serves as a director of Union Camp Corporation, Bush Boake Allen, Inc. and Equitable Companies, Inc.

     Sue Van has served as a director of the Company since its inception in February 1995. Since December 1997, she has been Trustee of the Wallace H. Coulter Trust. Ms. Van was employed by Coulter Corporation until December 1997. During her 22 years at Coulter Corporation, she was most recently a director, Executive Vice President, Chief Financial Officer and Treasurer. Coulter Corporation was acquired by Beckman Instruments in October 1997. Ms. Van also serves as a director of one private company.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1997 the Board of Directors held five meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee was formed in October 1996 to review the internal accounting procedures of the Company and consult with and review the services provided by the Company's independent auditors. The Audit Committee is composed of three non-employee directors: Brian Atwood, Donald Lucas and Sue Van. It met once during such fiscal year.

     The Compensation Committee was formed in October 1996 to establish salaries, incentives and other forms of compensation paid to officers and employees of the Company. The Compensation Committee also administers the issuance of stock options and other awards under the Company's stock plans. The Compensation Committee is composed of four non-employee directors: Arnold Oronsky, Donald Lucas, Robert Momsen and Sue Van. It met twice during such fiscal year.

     During the fiscal year ended December 31, 1997, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he/she served, held during the period for which he/she was a director or committee member, respectively.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The names of the executive officers of the Company and certain information about them are set forth below:

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
Michael F. Bigham.........................  40     President and Chief Executive Officer
William G. Harris.........................  39     Vice President and Chief Financial Officer
Dan Shochat, Ph.D. .......................  57     Vice President, Research and Development

     Michael F. Bigham has served as President, Chief Executive Officer and a director of the Company since July 1996. During June 1996, Mr. Bigham provided consulting services to the Company. Mr. Bigham served as Executive Vice President of Operations from April 1994 to June 1996 and Chief Financial Officer from April 1989 to June 1996 at Gilead Sciences, Inc., a biotechnology company. While at Gilead, he also served as Vice President of Corporate Development from July 1988 to March 1992. Mr. Bigham was Co-head of Healthcare Investment Banking for Hambrecht & Quist LLC, an investment banking firm where he was employed from 1984 to 1988. Mr. Bigham is a member of the Board of Directors of Datron Systems, Inc., a publicly-held electronics company, LJL BioSystems, Inc., a publicly-held scientific instrumentation company, and two privately-held companies. Mr. Bigham received a B.S. degree in Commerce with distinction from the University of Virginia and an M.B.A. from the Stanford University Graduate School of Business.

     William G. Harris has served as Vice President and Chief Financial Officer of the Company since July 1996. From July 1992 to July 1996, Mr. Harris served as Director of Finance at Gilead Sciences, Inc., a biotechnology company. While at Gilead, Mr. Harris also served as Controller and Manager of Administration from July 1991 to July 1992, and as Assistant Controller and Manager of Administration from October 1990 to July 1992. From July 1988 to October 1990, he was a Staff Accountant at Ernst & Young LLP. Mr. Harris received a B.A. degree in Economics from the University of California, San Diego, and an M.B.A. from the University of Santa Clara Leavey School of Business and Administration.

     Dan Shochat, Ph.D. has served as Vice President, Research and Development of the Company since March 1995. From July 1988 to April 1995, Dr. Shochat served as Director of Biotechnology Development at Lederle Laboratories, a pharmaceutical division of American Cyanamid, Inc., where he was responsible for the worldwide program in monoclonal antibodies for the treatment of cancer. He received B.S. and M.S. degrees from Hebrew University in Israel and a Ph.D. in Biochemistry from L.S.U. Medical School in New Orleans. Dr. Shochat is the author of 25 scientific papers on tumor antigens and on antibodies for diagnostic and therapeutic use in cancer.

                                   PROPOSAL 2

             APPROVAL OF THE 1996 EQUITY INCENTIVE PLAN, AS AMENDED

     In December 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1996 Equity Incentive Plan (the "1996 Plan"). In February 1997, the Board approved an amendment to the 1996 Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendment increased the number of shares authorized for issuance under the 1996 Plan by 1,400,000 shares, from a total of 1,400,000 shares to a total of 2,800,000 shares. The Board adopted this amendment to ensure that the Company, as it grows, can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

     At December 31, 1997 options (net of canceled or expired options) covering an aggregate of 997,600 shares of the Company's Common Stock had been granted under the 1996 Plan, and 402,400 shares (plus any shares that might in the future be returned to the Plan as a result of cancellations or expiration of options) remained available for future grant under the 1996 Plan. Options to purchase an additional 65,500 shares and 60,000 shares were granted under the 1996 Plan in February 1998 and March 1998, respectively. During the last fiscal year, under the 1996 Plan, the Company granted to all current executive officers as a group options to purchase 157,500 shares at exercise prices ranging from $8.625 to $15.75 per share, to all employees (excluding executive officers) as a group options to purchase 715,400 shares at exercise prices ranging from $8.50 to $19.125 per share and to all current directors who are not officers as a group options to purchase 80,000 shares at an exercise price of $8.625. For further information regarding stock option grants, see "Executive
Compensation -- Stock Option Grants and Exercises."

     Stockholders are requested in this Proposal 2 to approve the 1996 Plan, as amended. If the stockholders fail to approve this Proposal 2, there will only be approximately 276,900 shares available for future grant under the 1996 Plan (before accounting for canceled or expired options). The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1996 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2

     The essential features of the 1996 Plan, as amended, are outlined below:

GENERAL

     The 1996 Plan provides for the granting to employees (including officers and employee directors) of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"), and for the granting of nonstatutory stock options, restricted stock purchase awards, and stock bonuses (collectively, "Stock Awards") to employees, directors of and consultants to the Company. To date, only stock options have been awarded under the 1996 Plan.

PURPOSE

     The 1996 Plan was adopted to provide a means by which selected directors, officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

     The Company's Board of Directors has delegated administration of the 1996 Plan to the Compensation Committee (the "Committee"). The Committee membership is intended to satisfy the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Code section 162(m), in each case to the extent applicable. The Committee has the authority, subject to the terms of the 1996 Plan, to determine the recipients and types of awards to be granted, the terms of the awards granted, including the exercise price, number of shares subject to the award, the exercisability thereof, and the form of consideration payable upon exercise.

ELIGIBILITY

     Incentive stock options may be granted under the 1996 Plan only to selected employees (including officers and directors who are salaried employees) of the Company and its affiliates. Selected employees (including officers), directors and consultants are eligible to receive stock awards (other than incentive stock options) under the 1996 Plan.

     No incentive stock option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the incentive stock option exercise price is at least 110% of the fair market value of the stock subject to the incentive stock option on the date of grant, and the term of the option does not exceed five years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. No optionee shall be eligible for option grants under the 1996 Plan covering more than 280,000 shares of Common Stock in any calendar year at such time as Section 162(m) of the Code becomes applicable to the Plan.

STOCK SUBJECT TO THE 1996 PLAN

     As amended, 2,800,000 shares of the Company's Common Stock are authorized for issuance under the 1996 Plan. If options granted under the 1996 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1996 Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the 1996 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the 1996 Plan generally may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1996 Plan generally may not be less than 85% of the fair value of the Common Stock on the date of option grant. The exception to these general rules is when the option relates to the assumption or substitution of another option as permitted under Section 424 of the Code.

     In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Section 162(m), an option repriced under the 1996 Plan is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the 280,000 share limitation. To date, the Company has not repriced any outstanding options, and does not currently have any intention of doing so.

     The exercise price of options granted under the 1996 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the

Company, (ii) pursuant to a deferred payment arrangement, or (c) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the 1996 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1996 Plan typically vest at the rate of
 1/4 of the option total on the first anniversary of the option grant with subsequent vesting at a rate of 1/48 per month thereafter until fully vested during the optionee's employment or services as a consultant. Shares covered by options granted in the future under the 1996 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1996 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of options under the 1996 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1996 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within twelve months of such termination or for up to eighteen months if such termination is due to death. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

     Purchase Price; Payment. The Board will determine the purchase price under each restricted stock purchase agreement. The purchase price of stock subject to a restricted stock purchase agreement must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration of past services actually rendered to the Company or for its benefit.

     Repurchase. Shares of Common Stock sold or awarded under the 1996 Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to the Company or an affiliate of the Company, the Company may repurchase or otherwise reacquire any or all of the shares of the Common Stock held by that person that have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the 1996 Plan or subject to any option granted under the 1996 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1996 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to any person during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

     The 1996 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1996 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. If any surviving corporation declines to assume or continue options outstanding under the 1996 Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of the exercisability of an option due to an acquisition or similar corporate event may be viewed as an antitakeover provision. This may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the 1996 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1996 Plan will terminate on December 4, 2006.

     The Board may also amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1996 Plan to satisfy Section 422 of the Code, if applicable; Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); or any Nasdaq or other securities exchange listing requirements; (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1996 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

     Under the 1996 Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee except on such terms as may be provided in the option agreement. In any case, an optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. Rights under a stock bonus or restricted stock purchase agreement are transferable only by will, by the laws of descent and distribution or pursuant to a domestic relations order. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to additional restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

     The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1996 Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

     Incentive Stock Options. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss (the character of which will be determined by the length of time the stock was held). Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognized ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the 1996 Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognized taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. The character of such capital gain or loss will be determined by the length of time the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses that may be granted under the 1996 Plan have the following federal income tax consequences at this time:

     Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such capital gain or loss will be long-term, mid-term or short-term depending on the length of time the stock was held from the date ordinary income was measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture under Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. Treasury regulations issued under Section 162(m) of the Code, provide that compensation attributable to stock options will qualify as performance-based compensation, if: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the stock option is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the stock option is no less than the fair market value of the stock on the date of grant. Restricted stock and stock bonuses qualify as performance-based compensation under these Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal). Stock Awards granted under the 1996 Plan, as amended, are intended to qualify as performance-based compensation pursuant to Section 162(m). See "Eligibility" above.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has approved Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 27, 1998 for (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each Named Executive Officer; (iii) each director of the Company and (iv) all executive officers and directors of the Company as a group. Except as otherwise provided below, the address of each person listed is c/o the Company, 550 California Avenue, Suite 200, Palo Alto, California 94306.

                                                                      BENEFICIAL
                                                                     OWNERSHIP(1)
                                                              --------------------------
                                                              NUMBER OF    PERCENTAGE OF
                      BENEFICIAL OWNER                         SHARES          TOTAL
                      ----------------                        ---------    -------------
Entities Affiliated with InterWest Partners(2)..............  1,811,144        13.3%
  3000 Sand Hill Road
  Building 3, Suite 255
  Menlo Park, CA 94025
Robert Momsen(2)............................................  1,811,144        13.3
Arnold Oronsky, Ph.D.(2)....................................  1,799,825        13.2
Sue Van(3)..................................................  1,375,084        10.1
Joseph R. Coulter, III(4)...................................  1,285,184         9.4
Coulter Family Limited Partnership..........................    951,334         7.0
  c/o Coulter Corporation
  11800 SW 147th Avenue
  Miami, FL 33196
Michael F. Bigham(5)........................................    436,378         3.2
Brian G. Atwood(6)..........................................    436,321         3.2
Dan Shochat, Ph.D.(7).......................................     57,424           *
Donald L. Lucas(8)..........................................     51,485           *
William G. Harris(9)........................................     28,184           *
George J. Sella, Jr.(10)....................................      5,000           *
All executive officers and directors as a group (10
  persons)(11)..............................................  4,534,870        33.3

---------------
  * Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes, based on information furnished by such persons, that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 13,625,028 shares of Common Stock outstanding as of February 27, 1998.

 (2) Includes 1,799,825 shares held by InterWest Partners V, L.P. and 11,319 shares held by InterWest Investors V. Mr. Momsen and Dr. Oronsky, directors of the Company, are general partners of InterWest Management Partners V, L.P. which is the general partner of InterWest Partners V, L.P. Mr. Momsen is a general partner of InterWest Investors V. Mr. Momsen and Dr. Oronsky disclaim beneficial ownership of the shares held by InterWest Partners V, L.P. and InterWest Investors V except to the extent of their respective pecuniary interest therein.

 (3) Includes 951,334 shares held by the Coulter Family Limited partnership, 389,166 shares held by the Wallace H. Coulter Charitable Remainder Unitrust and 14,871 shares held by the Sue Van Revocable Trust. Ms. Van, a director of the Company, is trustee of the Wallace H. Coulter Charitable Remainder Unitrust, which is a co-general partner of the Coulter Family Limited Partnership. Ms. Van disclaims beneficial ownership of the shares held in the Wallace H. Coulter Charitable Remainder Unitrust and the Coulter Family Limited Partnership except to the extent of her pecuniary interest therein.

 (4) Includes 326,166 shares held by the Joseph R. Coulter, Jr. Trust and 951,334 shares held by the Coulter Family Limited Partnership. Mr. Coulter, a director of the Company, is co-trustee of the Joseph R. Coulter, Jr. Trust, which is a co-general partner of the Coulter Family Limited Partnership. Also includes 3,842 shares held by Mr. Coulter's wife, Susan Sekman Coulter. Mr. Coulter disclaims beneficial ownership of the shares held by the Joseph R. Coulter Jr. Trust, the Coulter Family Limited Partnership and Susan Sekman Coulter, except to the extent of his pecuniary interest therein.

 (5) Includes 375,000 shares that were issued pursuant to a restricted stock purchase agreement. 233,333 of such shares are subject to repurchase by the Company. Also includes 35,353 shares held by a charitable trust formed by Michael F. Bigham and 25,000 shares held by an irrevocable trust formed for members of Mr. Bigham's family. Mr. Bigham disclaims beneficial ownership of the shares held in each such trust except to the extent of his pecuniary interest therein.

 (6) Includes 425,981 shares held by Brentwood Associates VII, L.P. Mr. Atwood, a director of the Company, is a venture partner of Brentwood VII Ventures, L.P., which is the general partner of Brentwood Associates VII, L.P. Mr. Atwood disclaims beneficial ownership of the shares held by Brentwood Associates VII, L.P., except to the extent of his pecuniary interest therein.

 (7) Includes 34,548 shares of Common Stock subject to options exercisable within 60 days of February 27, 1998.

 (8) All 51,485 shares were held by the Donald L. Lucas & Lygia S. Lucas Trust. Donald L. Lucas, a director of the Company, is trustee of the Donald L. Lucas & Lygia S. Lucas Trust. Mr. Lucas disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.

 (9) Includes 27,256 shares of Common Stock subject to options exercisable within 60 days of February 27, 1998.

(10) All 5,000 shares of Common Stock are subject to options exercisable within 60 days of February 27, 1998.

(11) Includes 4,534,870 shares held by directors and executive officers of the Company, and entities and persons affiliated therewith. Also includes 66,804 shares of Common Stock subject to options exercisable within 60 days of February 27, 1998. See Notes (2) through (10) above.

                           COMPENSATION OF DIRECTORS

     Directors currently do not receive any cash compensation from the Company for their services as members of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. In July 1997, Mr. Momsen, Mr. Atwood and Mr. Lucas were each granted options to purchase 20,000 shares of the Company's Common Stock and Mr. Coulter and Ms. Van were each granted options to purchase 10,000 shares of the Company's Common Stock, all of which were issued under the 1996 Equity Incentive Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth the compensation earned by the Company's Chief Executive Officer and the other executive officer who earned in excess of $100,000 during the fiscal year ended December 31, 1997 (collectively, the "Named Executive Officers") and the compensation of the Named Executive Officers for the fiscal year ended December 31, 1996 and the period from inception (February 16, 1995) to December 31, 1995:

SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                      ANNUAL                            ------------
                                                   COMPENSATION         OTHER ANNUAL     SECURITIES
                                              ----------------------    COMPENSATION     UNDERLYING
    NAME AND PRINCIPAL POSITION               SALARY($)     BONUS($)       ($)(1)        OPTIONS(#)
    ---------------------------               ---------     --------    ------------    ------------
Michael F. Bigham(2)................  1997     320,000      100,000       240,869(2)      100,000
  President and Chief Executive       1996     150,000       50,000        57,000(2)            0
  Officer                             1995          --           --            --              --
Dan Shochat, Ph.D...................  1997     182,754       38,000             0          30,000
  Vice President, Research and        1996     160,008        8,750             0          41,666
  Development                         1995     138,721       26,250             0          58,333
William G. Harris(3)................  1997     170,000       30,000             0          27,500
  Vice President, and Chief           1996      57,656(3)     5,000             0          83,332
  Financial Officer                   1995          --           --            --              --

---------------
(1) As permitted by rules promulgated by the SEC, no amounts are shown for "perquisites," where such amounts for each named executive officer do not exceed the lesser of 10% of the sum of such executive's bonus plus salary or $50,000.

(2) Mr. Bigham joined the Company as its President and Chief Executive Officer in July 1996. During June 1996, Mr. Bigham provided consulting services to the Company and received $57,000 in compensation for those services. The 1997 amount represents $157,500 related to a stock bonus grant contingent upon certain performance based conditions and $83,369 related to certain forgiveness of a home loan.

(3) Mr. Harris joined the Company as its Vice President and Chief Financial Officer in July 1996. On an annualized basis, his 1996 salary was $130,000.

OPTION GRANTS IN LAST FISCAL YEAR

     The Company grants options to its executive officers pursuant to its 1996 Equity Incentive Plan. As of February 27, 1998, options to purchase a total of 596,580 shares were outstanding under the 1995 Equity Incentive Plan and 1,055,100 shares were outstanding under the 1996 Equity Incentive Plan. The following table sets forth for each of the Named Executive Officers each grant of stock options granted during the fiscal year ended December 31, 1997:

                                              INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                          ----------------------------------------------------------      VALUE AT ASSUMED
                            NUMBER OF                                                   ANNUAL RATES OF STOCK
                           SECURITIES       PERCENTAGE OF                                PRICE APPRECIATION
                           UNDERLYING       TOTAL OPTIONS     EXERCISE                   FOR OPTION TERM(4)
                             OPTIONS           GRANTED          PRICE     EXPIRATION    ---------------------
          NAME            GRANTED(#)(1)   IN FISCAL 1997(2)   ($/SH)(3)      DATE        5%($)       10%($)
          ----            -------------   -----------------   ---------   ----------    --------   ----------
Michael F. Bigham.......     75,000              8.6%          $ 8.625     7/29/07      $406,820   $1,030,925
                             25,000(5)           2.9%          $15.750     10/9/07      $247,629   $  627,519
Dan Shochat, Ph.D.......     30,000              3.4%          $ 8.625     7/29/07      $162,728   $  412,370
William G. Harris.......     27,500              3.2%          $ 8.625     7/29/97      $149,167   $  378,006

---------------
(1) Options granted in 1997 generally vest over four years, with 25% of the option shares becoming fully vested one year from the grant date and 1/48 vesting in each successive month, with full vesting occurring on the fourth anniversary date.

(2) Based on an aggregate of 872,900 options granted to employees in 1997, including the Named Executive Officers.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant, as determined by the Board of Directors.

(4) The potential realizable value is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option (ten years) and the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(5) Twenty-five percent of these option shares vest annually commencing June 30, 2000, with full vesting October 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on the exercise of stock options during the fiscal year ended December 31, 1997 and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1997:

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING               VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                   SHARES       VALUE        DECEMBER 31, 1997(#)         DECEMBER 31, 1997($)(1)
                                 ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
             NAME                EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
Michael F. Bigham..............      --           --            --         100,000             --      $  984,375
Dan Shochat, Ph.D. ............      --           --        27,604          80,520       $546,481      $1,317,094
William G. Harris..............      --           --        23,089          87,743       $446,591      $1,460,573

---------------
(1) Based on the fair market value of $20.25 per share on December 31, 1997, as determined by the closing sales price reported on the Nasdaq National Market minus the exercise price multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

     In March 1996, Michael F. Bigham, Chief Executive Officer and President of the Company, purchased 400,000 shares of Common Stock at $0.45, the fair market value of such shares, and purchased the shares by delivering a promissory note in the amount of $180,000. The Company has a right to repurchase these shares in the event Mr. Bigham's employment is terminated. Such repurchase right lapses over a four year period which may be accelerated if Mr. Bigham's employment is involuntarily terminated for a reason other than gross misconduct. If the Company terminates Mr. Bigham's employment for any reason, other than gross misconduct, the Company will continue to pay his salary and provide full benefits for one year after such termination and the Company's stock repurchase rights will continue to expire during such period. In the event of a change in control of the Company, Mr. Bigham will receive severance equal to at least two years salary plus a 30% bonus and full benefits for two years. In addition, all repurchase right expirations will be accelerated in full. In July 1996, the Company entered into an agreement with Mr. Bigham pursuant to which he repaid an outstanding loan to the Company in the amount of $180,000 and obtained from the Company a home loan in the amount of $280,000, which new loan is secured by a second deed of trust on his principal residence. This loan will be forgiven semiannually at the rate of 12.5% per semiannual period so long as Mr. Bigham remains employed by the Company. At December 31, 1997, $210,000 remained outstanding on such loan from the Company. If Mr. Bigham's employment is terminated, interest shall commence and begin to accrue at the prime rate plus two percentage points and will become due and payable within 60 days of his termination. If Mr. Bigham's employment is terminated for other than gross misconduct or death, the principal of such loan shall become due upon the earlier of Mr. Bigham securing other employment or the date 60 days from the date of his termination. In the event of a change in control of the Company, the remaining balance on the home loan will be forgiven.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors (the "Committee") consisted at the end of 1997 of Arnold Oronsky, Donald Lucas, Robert Momsen and Sue Van. The Committee is responsible for recommending and administering the Company's policies governing employee compensation and for administering the Company's employee benefit plans, including its stock plans. The Committee evaluates the performance of management, recommends compensation policies and levels, and makes recommendations concerning salaries and incentive compensation. The full Board of Directors reviews the Committee's recommendations regarding the compensation of the executive officers of the Company.

     The Company's executive compensation program is designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term stockholder value. The key elements of the program are competitive pay and equity incentives, with an emphasis on equity incentives. Annual compensation for the Company's executive officers consists of base salary, bonuses and stock option grants.

     The Committee makes compensation determinations based upon a subjective assessment of a variety of factors, both personal and corporate, in evaluating the performance of the Company's executive officers and making compensation decisions. These factors include, in order of importance, the progress of the Company toward its long term objectives, the individual contributions of each officer to the Company, and the compensation paid by selected biotechnology companies to individuals in comparable positions. The Committee's weighing of these factors in determining the compensation of an individual executive officer may vary, and the Committee does not apply specific guidelines.

     At this point in the Company's evolution, the measures the Committee looks to in evaluating the Company's progress are the timing and results of the Company's clinical trials of its initial product, success in the preclinical and clinical development of additional products, the effectiveness with which management identifies and secures strategic opportunities to fully exploit its current intellectual property assets and to obtain access to additional such assets, the ability of management to secure financing for the Company's operations, the efficient utilization of corporate resources, and the hiring and retention of subordinate officers and other key employees best capable of accomplishing the foregoing.

     In July 1997, the Committee met to consider the compensation of the Company's executed officers for the next twelve month period. The Committee considered a variety of factors, both individual and corporate, in evaluating the performance of the Company's executive officers. The Committee reviewed an analysis of compensation done by an independent compensation consulting group with regard to compensation, including equity-based incentives, at a select group of companies. In addition, the Committee reviewed the results of other independent surveys that provided information regarding management compensation for approximately 200 companies in the biopharmaceutical industry, categorized by geographic area and management position. The analyses and surveys include a broader group of companies than those companies included in the Nasdaq Pharmaceutical Index used in the performance measurement comparison graph included in this proxy statement. The Committee also reviewed other publicly available information, gathered informally, pertaining to compensation of executive officers in the biopharmaceutical industry. Generally, the Committee targeted compensation to result in base salaries that were at the mid-range of competitive salary levels.

     As a result of the review, the committee approved an increase in Mr. Bigham's salary of approximately 8% for the twelve-month period commencing July 1997, reflecting in part, the committee's assessment of Mr. Bigham's contributions to the progress of the Company during his first year as President and Chief Executive Officer, as well as competitive considerations. In particular, the Committee took into account

---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1993 Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

progress made in the continued development of Bexxar(TM) as well as Mr. Bigham's achievements in recruiting individuals to serve in key positions in the Company and in financing the Company. Similar factors accounted for the increases in the base salaries of the other executive officers for the same period.

     During 1997, the Board provided stock options to the executive officers of the Company pursuant to the 1996 Equity Incentive Plan. The exercise price of the option grants were equal to the fair market value of the Company's Common Stock on the date of grant. The executive officers received stock options for a total of 157,500 shares during 1997.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performanced-based compensation" within the meaning of the Code. The Board of Directors has not yet established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as performanced-based compensation.

                                          Arnold Oronsky
                                          Donald L. Lucas
                                          Robert Momsen
                                          Sue Van

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the formation of the Compensation Committee in October 1996, the Board of Directors made all determinations with respect to executive officer compensation. Of the current and former directors who participated in deliberations concerning executive officer compensation, either prior to the formation of the Compensation Committee or in their capacity as a member of the Compensation Committee, Dr. Oronsky served as acting President and Chief Executive Officer of the Company from February 1995 to June 1996, Ms. Bobbie Wallace served as Vice President, Operations of the Company from February 1995 to March 1997 and Mr. Bigham has served as President and Chief Executive Officer of the Company since July 1996. Each of the Company's directors, except for Mr. Sella, has purchased securities of the Company individually or through an affiliated entity. See "Certain Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph compares total stockholder returns of the Company since its initial public offering of Common Stock on January 28, 1997 to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq-US") and the Nasdaq Pharmaceutical Index (the "Nasdaq-Pharmaceutical"). The total return for the Company's stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period. The Nasdaq-US tracks the aggregate price performance of equity securities of U.S. companies traded on the Nasdaq National Market (the "National Market"). The Nasdaq-Pharmaceutical tracks the aggregate price performance of equity securities of pharmaceutical companies traded on the National Market. The Company's Common Stock is traded on the National Market and is a component of both the Nasdaq-US and the Nasdaq-Pharmaceutical.

           COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE THE COMPANY'S INITIAL PUBLIC OFFERING ON JANUARY 28, 1997(2)

        MEASUREMENT PERIOD            NASDAQ U.S.           NASDAQ             COULTER
      (FISCAL YEAR COVERED)                             PHARMACEUTICALS     PHARMACEUTICAL
1/28/97                                      100                 100                 100
3/31/97                                   90.227               90.74              76.042
6/30/97                                  106.764              97.956               81.25
9/30/97                                  124.827             109.892             111.458
12/31/97                                 117.063              98.735              168.75

---------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the Nasdaq-US and the Nasdaq-Pharmaceutical on January 28, 1997. The cumulative total return on the Company's stock has been computed based on an initial price of $12.00 per share, the price at which the Company's shares were sold in its initial public offering on January 28, 1997.

                              CERTAIN TRANSACTIONS

     The Company had a relationship with Coulter Corporation, an affiliate at the time. In October 1997, Coulter Corporation was acquired by Beckman Instruments, Inc. upon which occurrence Coulter Corporation became known as Beckman Coulter. Prior to the acquisition, all of the Company's stock owned by Coulter Corporation was distributed to members of the Coulter family. Beckman Coulter had supplied B-1 Antibody and certain services at its cost to support the Company's ongoing development of the B-1 Therapy. In addition, pursuant to a sublicense assignment agreement, the Company has agreed to reimburse Beckman Coulter for royalties (payable upon sales of the B-1 Therapy, if any) due to a third party for certain intellectual property rights sublicensed to the Company. Beckman Coulter has the right to convert the initial reimbursements of royalties, up to a maximum of $4,500,000, into Common Stock of the Company at the fair market value thereof at the time such reimbursements are due. Joseph Coulter, III and Sue Van, directors of the Company, were executive officers of Coulter Corporation and Mr. Coulter was a director of and beneficial stockholder of Coulter Corporation.

     In April 1996, the Company issued 9,964,607 shares of its Series C Preferred Stock (the "Series C Stock") and warrants to purchase 498,705 shares of its Common Stock (after giving effect to the one-for-three reverse stock split), at an exercise price of $9.00 per share (the "Warrants") for aggregate consideration of $22,420,366 in cash, including: (i) 888,889 shares of Series C Stock and Warrants to purchase 44,488 shares of Common Stock to InterWest and certain parties related thereto, (ii) 1,122,222 shares of Series C Stock and Warrants to purchase 56,167 shares of Common Stock to Brentwood Associates VII, L.P. ("Brentwood") and certain parties related thereto, (iii) 948,884 shares of Series C Stock and Warrants to purchase 47,490 shares of Common Stock to certain entities affiliated with Donald L. Lucas, a director of the Company, (iv) 102,222 shares of Series C Stock and Warrants to purchase 5,116 shares of Common Stock to a charitable trust formed by Michael F. Bigham, Chief Executive Officer, President and a director of the Company, (v) 100,000 shares of Series C Stock and Warrants to purchase 5,005 shares of Common Stock to Sue Van, a director of the Company, (vi) 11,111 shares of Series C Stock and Warrants to purchase 566 shares of Common Stock to Brian Atwood, a director of the Company and (vii) 11,111 shares of Series C Stock and Warrants to purchase 1,668 shares of Common Stock to Joseph R. Coulter, III, a director of the Company.

     Each share of Preferred Stock automatically converted into one-third of a share of Common Stock upon the completion of the Company's initial public offering.

     In August 1995 and February 1996, in connection with consulting services provided to the Company, the Company granted Mr. Atwood, a director of the Company, options to purchase 2,059 and 4,021 shares of Common Stock, respectively, at an exercise price of $0.30 per share. Such options were immediately exercisable and fully vested. Mr. Atwood received compensation of $94,863 for such consulting services.

     During June 1996, Michael F. Bigham, Chief Executive Officer and President of the Company, provided consulting services to the Company for which he was paid $57,000. See "Employment Agreements" for a description of certain other transactions between Mr. Bigham and the Company.

     In July 1996 and October 1996, the Company granted Mr. Harris, Vice President and Chief Financial Officer of the Company, options to purchase 58,333 shares of Common Stock at $0.75 per share and 8,333 shares of Common Stock at $2.25 per share, respectively. Such options vest over a four-year period. In October, the Company also granted Mr. Harris an option to purchase 16,666 shares of Common Stock at $2.25 per share which will begin vesting in October 2000.

     In July 1997, the Company granted Mr. Bigham, Mr. Harris and Dr. Shochat, officers of the Company, options to purchase 75,000, 27,500 and 30,000 shares of common stock, respectively. Such options have an exercise price of $8.625 per share and vest over a four year period.

     As permitted by the Delaware General Corporation Law (the "Delaware Law"), the Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the directors' duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derives any improper personal benefit. In addition, the Company's Bylaws provide that the Company shall indemnify any director and may indemnify any officer, to the fullest extent permitted by the Delaware Law, who was or is a party or is threatened to be made a party to any action or proceeding by reason of his or her services to the Company.

     The Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company has indemnified each of them against expenses and losses incurred for claims brought against them by reason of their being a director or executive officer of the Company. In addition, the Company intends to purchase directors' and officers' liability insurance. There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.

          COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities (the "10% Owners"), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and ten percent owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they filed during the previous fiscal year.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report covering three transactions was filed late by Mr. Lucas, one report covering two transactions was filed late by Ms. Van, one report covering three transactions was filed late by Mr. Coulter and one report covering one transaction was filed late by Mr. Hawley (InterWest Partners).

                                 OTHER MATTERS

     The Board of Directors knows of no other matter that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment.

                                          By Order of the Board of Directors


                                          James C. Kitch
                                          Secretary

April 17, 1998

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, COULTER PHARMACEUTICAL, INC., 550 CALIFORNIA AVENUE, PALO ALTO, CALIFORNIA 94306.

                          COULTER PHARMACEUTICAL, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 1998


         The undersigned hereby appoints Michael F. Bigham and William G. Harris, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Coulter Pharmaceutical, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Coulter Pharmaceutical, Inc. to be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301 on Friday, May 22, 1998, at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect eight (8) directors to hold office until the next Annual
            Meeting of Stockholders and until their successors are elected.

:        FOR all nominees listed below           :        WITHHOLD AUTHORITY to
         (except as marked to the contrary                vote for all nominees
         below).                                          listed below.

NOMINEES: Michael F. Bigham, Arnold L. Oronsky, Brian G. Atwood, Joseph R.
          Coulter III, Donald L. Lucas, Robert Momsen, George J. Sella, Jr., and Sue Van

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            (Continued on other side)

                           (Continued from other side)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.


PROPOSAL 2:       To approve the Company's 1996 Equity Incentive Plan, as
                  amended, to increase the aggregate number of shares of Common
                  Stock authorized for issuance under such plan by 1,400,000 shares.

:        FOR                   :        AGAINST                  :       ABSTAIN

         [ ]                              [ ]                              [ ]


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.


PROPOSAL 3:       To ratify selection of Ernst & Young LLP as independent
                  auditors of the Company for its fiscal year ending December
                  31, 1998.

:        FOR                   :        AGAINST                  :       ABSTAIN

         [ ]                              [ ]                              [ ]


SIGNATURE(S)                                          DATED               , 1998

         Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.



PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.


                                       2